Exhibit 10.3

Transphorm, Inc.

Lock-Up Agreement

July 9th, 2020

This Lock-Up Agreement (this “Agreement”) is executed by and between Transphorm, Inc. (“Parent”), and the undersigned signatory in connection with the Subscription Agreement entered into by and among Parent and the purchasers set forth on the signature pages thereto (the “Purchasers”, and such agreement, the “Subscription Agreement”) pursuant to which the Purchasers purchased shares of common stock, par value $0.0001, of Parent (the “Parent Common Stock”) in a private placement offering in accordance with the terms and conditions of the Subscription Agreement (the “Offering”).

The initial closing of the Offering (the “Initial Closing”) was contingent upon the closing of a merger in accordance with the terms of that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated February 12, 2020, entered into by and among Parent, Peninsula Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger-Sub”), and Transphorm Technology, Inc.(previously named “Transphorm, Inc.”) (“Transphorm”), pursuant to which Merger-Sub merged with and into Transphorm, with Transphorm surviving the merger as a wholly owned subsidiary of Parent (the “Merger”) and pursuant to which all outstanding shares of Transphorm’s capital stock were exchanged for shares of the Parent Common Stock in accordance with the terms and conditions of the Merger Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of Parent, during the period commencing at the Initial Closing and continuing until the time set forth in the following paragraph, the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Parent Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Parent Common Stock (including without limitation, Parent Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (excluding any shares of Parent Common Stock purchased in the Offering) (the “Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock, other than as provided for in the Registration Rights Agreement entered into by and among Parent, the persons who have purchased the Offering Shares (as defined therein) and have executed omnibus or counterpart signature page(s) thereto, the persons or entities identified on Schedule 1 thereto holding Merger Shares (as defined therein), and the persons or entities identified on Schedule 2 thereto holding Registrable Pre-Merger Shares (as defined therein); or (4) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

Notwithstanding the terms of the foregoing paragraph, the Lock-Up Restrictions shall automatically terminate and cease to be effective with respect to the Securities on June 30, 2021. The period during which the Lock-Up Restrictions apply to any particular portion of the Securities shall be deemed the “Lock-Up Period” with respect thereto.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction during the Lock-Up Period (other than as set forth in the exceptions set forth in the next paragraph below) with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) during the Lock-Up Period with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, the undersigned may transfer any of the Securities:

(i)as a bona fide gift or gifts or charitable contribution(s),

(ii)to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,

(iii)if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or subsidiary of the undersigned or that controls, is controlled by, or under common control with, or beneficially owned by the undersigned, (2) as distributions of Securities to partners, subsidiaries, affiliates, limited liability company members or stockholders of the undersigned, holders of similar equity interests in the undersigned and any investment fund or affiliated entity of the undersigned, or (3) as a transfer or distribution to any employee of the undersigned or an entity listed in clause (1) above,

(iv)if the undersigned is a trust, to the beneficiary of such trust,

(v)by testate succession or intestate succession,

(vi)to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned,

(vii)to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi),

(viii)to Parent in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Securities or upon the exercise of options or warrants to purchase Parent Common Stock on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Securities was solely to Parent, and provided, further that any Securities issued upon such exercise shall be subject to the restrictions set forth in this Agreement,

(ix)to Parent in connection with the termination of employment or other termination of a service provider and pursuant to agreements in effect as of the effective time of the Merger whereby Parent has the option to repurchase such shares or securities,

(x)acquired by the undersigned in open market transactions after the effective time of the Merger, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with subsequent sales of Securities acquired in such open market transactions,

(xi)pursuant to transfers in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to or with all holders of Parent’s capital stock involving a “change of control” (as defined below) of Parent that has been approved by the board of directors of Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement. For purposes of this clause (xi), “change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than Parent, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of Parent (or surviving entity), or all or substantially all of the assets of Parent,

(xii)by operation of law, including pursuant to a domestic relations order or order of a court or regulatory agency, or

(xiii)pursuant to a pledge of shares as collateral for margin loans, and any transfer upon foreclosure upon such pledged shares;

provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with Parent to be bound by the terms of this Agreement; and provided, further, in the case of clauses (xii) and (xiii) the transferee agrees in writing with Parent to be bound by the terms of this Agreement, and in the case of clauses (i), (ii), (iv)-(vii) and (ix), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer reporting a reduction in beneficial ownership of Securities during the Lock-Up Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and shall include any former spouse.

In addition, the foregoing restrictions shall not apply to (i) conversion or exercise of (x) warrants or (y) convertible notes into Parent Common Stock or into any other security convertible into or exercisable for Parent Common Stock that were outstanding as of the effective time of the Merger (but for the avoidance of doubt, excluding all manners of conversion or exercise that would involve a sale in the open market of any securities relating to such warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such conversion or exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that (a) no sales of the Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period and (b) to the extent a public announcement or filing under the Exchange Act is required of the undersigned or required or voluntarily made by or on behalf of Parent regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Parent Common Stock may be made under such plan during the Lock-Up Period. The undersigned may not voluntarily make any such announcement or filing with respect to any such plan. In furtherance of the restrictions set forth in this Agreement, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Common Stock if such transfer would constitute a violation or breach of this Agreement.
In the event that a release is granted to any Major Holder (as defined below) relating to the lock-up restrictions set forth above, the same percentage of the undersigned’s Securities shall be immediately and fully released from any remaining lock-up restrictions set forth herein on the same terms and conditions as such release granted to any Major Holder. In the event that the undersigned is released from any of its obligations under this letter or, by virtue of this letter, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any of the Securities prior to the termination of the Lock-up Period, Parent shall use commercially reasonable efforts to provide notification of such to the undersigned within three business days thereof. For purposes of this letter, each of the officers and directors of the Parent is a “Major Holder.” For the avoidance of doubt, any offer, pledge, sale, contract or plan to sell, transfer or other disposition that is otherwise allowed by the terms of this letter agreement shall not constitute a release of any Major Holder and the terms of this paragraph shall not apply thereto.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
[Signature Page follows]

Very truly yours,
TRANSPHORM, INC.

By: /s/ Cameron McAulay
Signature
Name: Cameron McAulay

Title: Chief Financial Officer

Dated: July 9, 2020

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Very truly yours,

KKR Phorm Investors L.P. By: /s/ Joan Lacagnina KKR Phorm Investors GP LLC, its general partner Name: Joan Lacagnina Title: Vice President, Finance
Dated: 7/13/2020